Exhibit 1.1

12,000,000 Shares

HCP, Inc.

(a Maryland corporation)

Common Stock
(Par Value $1.00 Per Share)

UNDERWRITING AGREEMENT

i

12,000,000 Shares

HCP, INC.

(a Maryland corporation)

Common Stock
(Par Value $1.00 Per Share)

UNDERWRITING AGREEMENT

November 3, 2010

Citigroup Global Markets Inc.
388 Greenwich Street
New York, New York 10013

As Representative of the several Underwriters

Dear Sirs:

HCP, Inc., a Maryland corporation (the “Company”), confirms its agreement with each of the Underwriters named in Schedule A hereto (collectively, the “Underwriters,” which term shall also include any underwriter substituted as hereinafter provided in Section 10 hereof), for whom Citigroup Global Markets Inc. is acting as representative (the “Representative”), with respect to the issue and sale by the Company and the purchase by the Underwriters, acting severally and not jointly, of 12,000,000 shares of Common Stock, par value $1.00 per share, of the Company (the “Common Stock”) and with respect to the grant by the Company to the Underwriters of the option described in Section 2(b) hereof to purchase all or any part of 1,800,000 additional shares of Common Stock.  The aforesaid 12,000,000 shares of Common Stock (the “Initial Securities”) to be purchased by the Underwriters and all or any part of the 1,800,000 shares of Common Stock subject to the option described in Section 2(b) hereof (the “Option Securities”) are collectively hereinafter called the “Securities.”

The Company has filed with the Securities and Exchange Commission (the “Commission”) an automatic shelf registration statement on Form S-3 (No. 333-161721), which registration statement became effective upon filing under Rule 462(e) of the rules and regulations of the Commission (the “1933 Act Regulations”) under the Securities Act of 1933, as amended (the “1933 Act”).  Such registration statement covers the registration of the Securities (among others) under the 1933 Act.  Such registration statement, in the form in which it became effective, as amended through the date hereof, including the information deemed pursuant to

Rule 430B under the 1933 Act Regulations to be part of the registration statement at the time of its effectiveness (“Rule 430B Information”) and all documents incorporated or deemed to be incorporated by reference therein through the date hereof, is hereinafter referred to as the “Registration Statement.”  The Company proposes to file with the Commission pursuant to Rule 424(b) of the 1933 Act Regulations the Prospectus Supplement (as defined in Section 3(k) hereof) relating to the Securities and the prospectus dated September 4, 2009 (the “Base Prospectus”), and has previously advised you of all further information (financial and other) with respect to the Company set forth therein.  The Base Prospectus together with the Prospectus Supplement, in their respective forms on the date hereof (being the forms in which they are to be filed with the Commission pursuant to Rule 424(b) of the 1933 Act Regulations), including all documents incorporated or deemed to be incorporated by reference therein through the date hereof, are hereinafter referred to as, collectively, the “Prospectus,” except that if any revised prospectus or prospectus supplement shall be provided to you by the Company for use in connection with the offering and sale of the Securities which differs from the Prospectus (whether or not such revised prospectus or prospectus supplement is required to be filed by the Company pursuant to Rule 424(b) of the 1933 Act Regulations), the term “Prospectus” shall refer to such revised prospectus or prospectus supplement, as the case may be, from and after the time it is first provided to you for such use.  The term “Pre-Pricing Prospectus,” as used in this Agreement, means the preliminary prospectus supplement dated November 2, 2010 and filed with the Commission on November 2, 2010 pursuant to Rule 424(b) of the 1933 Act Regulations, together with the Base Prospectus used with such preliminary prospectus supplement in connection with the marketing of the Securities, in each case as amended or supplemented by the Company.  Unless the context otherwise requires, all references in this Agreement to documents, financial statements and schedules and other information which is “contained,” “included,” “stated,” “described in” or “referred to” in the Registration Statement, the Pre-Pricing Prospectus or the Prospectus (and all other references of like import) shall be deemed to mean and include all such documents, financial statements and schedules and other information which is or is deemed to be incorporated by reference in the Registration Statement, the Pre-Pricing Prospectus or the Prospectus as the case may be; and all references in this Agreement to amendments or supplements to the Registration Statement, the Pre-Pricing Prospectus or the Prospectus shall be deemed to mean and include the filing of any document under the Securities Exchange Act of 1934, as amended (the “1934 Act”), after the date of this Agreement which is or is deemed to be incorporated by reference in the Registration Statement, the Pre-Pricing Prospectus or the Prospectus, as the case may be.

The Company understands that the Underwriters propose to make a public offering of the Securities as soon as the Representative deems advisable after this Agreement has been executed and delivered.

At or prior to the time when sales of the Securities were first made (such time, the “Time of Sale”), the Company had prepared the following information (collectively the “Time of Sale Information”): the Pre-Pricing Prospectus, the information included in Exhibit B hereto and each “free-writing prospectus” (as defined pursuant to Rule 405 of the 1933 Act Regulations) listed on Exhibit C hereto.

Section 1.  Representations and Warranties.

(a)           The Company represents and warrants to each Underwriter as of the date hereof (such date being hereinafter referred to as the “Representation Date”), and as of Closing Time referred to in Section 2 as follows:

(i)           Pre-Pricing Prospectus.  No order preventing or suspending the use of the Pre-Pricing Prospectus has been issued by the Commission, and each Pre-Pricing Prospectus, at the time of filing thereof, complied in all material respects with the 1933 Act and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the representations and warranties in this subsection (i) shall not apply to statements in or omissions from the Pre-Pricing Prospectus made in reliance upon and in conformity with information furnished to the Company in writing by any Underwriter through the Representative expressly for use in any Pre-Pricing Prospectus.

(ii)          Time of Sale Information.  The Time of Sale Information, at the Time of Sale did not, and at Closing Time will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the representations and warranties in this subsection (ii) shall not apply to statements in or omissions from the Time of Sale Information made in reliance upon and in conformity with information furnished to the Company in writing by any Underwriter through the Representative expressly for use in such Time of Sale Information.  No statement of material fact included (or to be included) in the Prospectus will be omitted from the Time of Sale Information and no statement of material fact included in the Time of Sale Information that is required to be included in the Prospectus will be omitted therefrom.

(iii)         Issuer Free Writing Prospectus.  The Company (including its agents and representatives, other than the Underwriters in their capacity as such) has not prepared, made, used, authorized, approved or referred to and will not prepare, make, use, authorize, approve or refer to any “written communication” (as defined in Rule 405 of the 1933 Act Regulations) that constitutes an offer to sell or solicitation of an offer to buy the Securities (each such communication by the Company or its agents and representatives other than the Underwriters in their capacity as such (other than a communication referred to in clauses (A), (B) and (C) below) an “Issuer Free Writing Prospectus”) other than (A) any document not constituting a prospectus pursuant to Section 2(a)(10)(a) of the 1933 Act or Rule 134 of the 1933 Act Regulations, (B) the Pre-Pricing Prospectus, (C) the Prospectus and (D) any electronic road show or other written communications, in each case approved in writing in advance by the Representative.  Each such Issuer Free Writing Prospectus complied in all material respects with the 1933 Act, has been or will be (within the time period specified in Rule 433 of the 1933 Act Regulations) filed (to the extent required thereby) in accordance with the 1933 Act and when taken together with the Pre-Pricing Prospectus accompanying, or delivered prior to delivery of, such Issuer Free Writing Prospectus, did not, and at Closing Time will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the representations and warranties in this subsection (iii) shall not apply to statements in or omissions from any Issuer Free Writing Prospectus made in reliance upon and in conformity with information furnished to the Company in writing by any Underwriter through the Representative expressly for use in any Issuer Free Writing Prospectus.  Each Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Securities or until any earlier date that the Company notified or notifies the Representative as described in Section 3(f), did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement, the Prospectus or any Pre-Pricing Prospectus that has not been superseded or modified.

(iv)        Compliance with Registration Requirements.  The Registration Statement is an “automatic shelf registration statement” as defined under Rule 405 of the 1933 Act Regulations that has been filed with the Commission not earlier than three years prior to the date hereof; and no notice of objection of the Commission to the use of such registration statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) of the 1933 Act Regulations has been received by the Company.  Each of the Registration Statement and the Base Prospectus, at the respective times the Registration Statement and any post-effective amendments thereto became effective and as of the Representation Date, complied and comply in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations (including Rule 415(a) of the 1933 Act Regulations), and the Trust Indenture Act of 1939, as amended (the “1939 Act”), and the rules and regulations of the Commission under the 1939 Act (the “1939 Act Regulations”), and did not and as of the Representation Date and at Closing Time do not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.  No order suspending the effectiveness of the Registration Statement has been issued under the 1933 Act and no proceedings for that purpose or pursuant to Section 8A of the 1933 Act against the Company or related to the offering of the Securities have been instituted or are pending or, to the knowledge of the Company, are contemplated by the Commission, and any request on the part of the Commission for additional information has been complied with.  The Prospectus, at the Representation Date (unless the term “Prospectus” refers to a prospectus which has been provided to the Underwriters by the Company for use in connection with the offering of the Securities which differs from the Prospectus filed with the Commission pursuant to Rule 424(b) of the 1933 Act Regulations, in which case at the time it is first provided to the Underwriters for such use) and at Closing Time, does not and will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the representations and warranties in this subsection (iv) shall not apply to statements in or omissions from the Registration Statement or Prospectus made in reliance upon and in conformity with information furnished to the Company in writing by any Underwriter through the Representative expressly for use in the Registration Statement or the Prospectus or the information contained in any Statement of Eligibility and Qualification of a trustee under the 1939 Act filed as an exhibit to the Registration Statement (a “Form T-1”).  For purposes of this Section 1(a), all references to the Registration Statement, any post-effective amendments thereto and the Prospectus shall be deemed to include, without limitation, any electronically transmitted copies thereof filed with the Commission pursuant to its Electronic Data Gathering, Analysis, and Retrieval system or its Interactive Data Electronic Applications system (collectively, “EDGAR”).

(v)         Incorporated Documents.  The documents filed by the Company and incorporated or deemed to be incorporated by reference into the Registration Statement, the Prospectus and the Time of Sale Information pursuant to Item 12 of Form S-3 under the 1933 Act, at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the 1934 Act and the rules and regulations of the Commission thereunder (the “1934 Act Regulations”), and, when read together and with the other information in the Registration Statement, the Prospectus and the Time of Sale Information, at the respective times the Registration Statement and any amendments thereto became effective, at the Representation Date, the Time of Sale and at Closing Time, did not, do not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(vi)        Independent Accountants.  The accountants who audited the financial statements and supporting schedules included or incorporated by reference in the Registration Statement and the Prospectus is a registered public accounting firm independent of the Company as required by the 1933 Act and the 1933 Act Regulations and the rules and regulations of the Public Company Accounting Oversight Board.

(vii)       Financial Statements.  The financial statements and any supporting schedules of the Company and its consolidated subsidiaries included or incorporated by reference in the Registration Statement, the Time of Sale Information and the Prospectus present fairly the consolidated financial position of the Company and its consolidated subsidiaries as of the dates indicated and the results of their respective operations for the periods specified; and, except as otherwise stated in the Registration Statement, the Time of Sale Information and the Prospectus, said financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis; and the supporting schedules included or incorporated by reference in the Registration Statement present fairly the information required to be stated therein; and the selected financial data and the summary financial information, if any, included or incorporated by reference in the Registration Statement, the Time of Sale Information and the Prospectus present fairly the information shown therein as of the dates indicated and have been compiled on a basis consistent with that of the audited financial statements included or incorporated by reference in the Registration Statement, the Time of Sale Information and the Prospectus; and the pro forma financial statements and the related notes thereto included or incorporated by reference in the Registration Statement, the Time of Sale Information and the Prospectus present fairly the information shown therein, have been prepared in accordance with the Commission’s rules and guidelines with respect to pro forma financial statements and have been properly compiled on the bases described therein, and the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein; and the Company’s ratios of earnings to fixed charges included in the Prospectus under the caption “Ratio of Earnings to Fixed Charges” (if applicable) and in Exhibit 12 to the Registration Statement have been calculated in compliance with Item 503(d) of Regulation S-K of the Commission as at the dates indicated therein.

(viii)      No Material Adverse Change in Business.  Since the respective dates as of which information is given in the Registration Statement, the Time of Sale Information and the Prospectus (in each case as supplemented or amended), except as otherwise stated therein or contemplated thereby, (A) there has been no material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, (B) there have been no transactions entered into by the Company or any of its subsidiaries, other than those in the ordinary course of business, which are material with respect to the Company and its subsidiaries considered as one enterprise, and (C) except for regular quarterly dividends on the Company’s common stock, par value $1.00 per share (“Common Stock”) and preferred stock, par value $1.00 per share (“Preferred Stock”), there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.

(ix)         Good Standing of the Company.  The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Maryland with corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Time of Sale Information and the Prospectus; the Company is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify and be in good standing would not have a material adverse effect on the condition, financial or otherwise, or the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise; and the Company is in substantial compliance with all laws, ordinances and regulations of each state in which it owns properties that are material to the properties and business of the Company and its subsidiaries considered as one enterprise in such state.

(x)          Good Standing of Subsidiaries.  Each subsidiary of the Company which is a significant subsidiary (each, a “Significant Subsidiary”) as defined in Rule 405 of Regulation C of the 1933 Act Regulations has been duly organized and is validly existing as a corporation, limited liability company or partnership, as the case may be, in good standing under the laws of the jurisdiction of its organization, has power and authority as a corporation, limited liability company or partnership, as the case may be, to own, lease and operate its properties and to conduct its business as described in the Time of Sale Information and the Prospectus and is duly qualified as a foreign corporation, limited liability company or partnership, as the case may be, to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify and be in good standing would not have a material adverse effect on the condition, financial or otherwise, or the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise; all of the issued and outstanding capital stock of each such corporate subsidiary has been duly authorized and validly issued, is fully paid and non assessable and, except for directors’ qualifying shares, is owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity; and all of the issued and outstanding partnership or limited liability company interests of each such subsidiary which is a partnership or limited liability company, as applicable, have been duly authorized (if applicable) and validly issued and are fully paid and non-assessable and (except for other partnership or limited liability company interests described in the Time of Sale Information and the Prospectus) are owned by the Company, directly or through corporate subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity.

(xi)         REIT Status.  Commencing with its taxable year ending December 31, 1985, the Company has at all times operated in such manner as to qualify as a “real estate investment trust” under the Internal Revenue Code of 1986, as amended (the “Code”), and any predecessor statute thereto, and intends to continue to operate in such manner.

(xii)        Capitalization.  The authorized capital stock of the Company is as set forth in the Time of Sale Information and in the Prospectus under “Capitalization,” and the shares of issued Common Stock and Preferred Stock have been duly authorized and validly issued and are fully paid and non-assessable.

(xiii)       Absence of Defaults and Conflicts.  Neither the Company nor any of its subsidiaries is in violation of its charter or bylaws or other organizational documents, as the case may be, or in material default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which the Company or any of its subsidiaries is a party or by which it or any of them or their properties may be bound or to which any of the property or assets of the Company or any of its subsidiaries is subject and in which the violation or default might result in a material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise; and the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated herein and compliance by the Company with its obligations hereunder have been duly authorized by all necessary corporate action and will not conflict with or constitute a breach of, or default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which the Company or any of its subsidiaries is a party or by which it or any of them may be bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, nor will such action result in any violation of the provisions of the charter or bylaws of the Company or any law, administrative regulation or administrative or court order or decree.

(xiv)       Absence of Proceedings.  Except as disclosed in the Registration Statement, the Time of Sale Information or the Prospectus, there is no action, suit or proceeding before or by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Company, threatened against or affecting, the Company or any of its subsidiaries, which is required to be disclosed in the Registration Statement, the Time of Sale Information or the Prospectus, or which might result in any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, or which might materially and adversely affect the properties or assets thereof or which might materially and adversely affect the consummation of this Agreement or any transaction contemplated hereby; all pending legal or governmental proceedings to which the Company or any of its subsidiaries is a party or of which any of their respective property or assets is the subject which are not described in or incorporated by reference in the Registration Statement, the Time of Sale Information or the Prospectus, including ordinary routine litigation incidental to the business, are, considered in the aggregate, not material to the Company; and there are no contracts or documents of the Company or any of its subsidiaries which are required to be filed or incorporated by reference as exhibits to, or incorporated by reference in, the Registration Statement by the 1933 Act or by the 1933 Act Regulations which have not been so filed.

(xv)        Absence of Further Requirements.  No authorization, approval, consent, order or decree of any court or governmental authority or agency is required for the consummation by the Company of the transactions contemplated by this Agreement or in connection with the offering, issuance or sale of the Securities hereunder, except such as may be required under state securities laws.

(xvi)       Authorization of Underwriting Agreement.  This Agreement has been duly authorized, executed and delivered by the Company and, upon execution and delivery by you, will be a valid and legally binding agreement of the Company.

(xvii)      Authorization of the Securities.  The Securities have been duly authorized for issuance and sale to you pursuant to this Agreement and, when issued and delivered by the Company pursuant to this Agreement against payment of the consideration set forth herein, will be validly issued and fully paid and non-assessable; the Common Stock and the Preferred Stock conform to all statements relating thereto contained in the Prospectus and such descriptions conform to the rights set forth in the instruments defining the same; and the issuance of the Securities is not subject to preemptive rights or similar rights.

(xviii)     Title to Property.  The Company and its subsidiaries have good title to all real property or interests in real property owned by it or any of them in each case free and clear of all liens, encumbrances and defects except such as are stated in or included in documents incorporated or deemed to be incorporated by reference in the Time of Sale Information or the Prospectus or such as would not materially adversely affect the condition, financial or otherwise, or the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise; and at the time the Company and its subsidiaries first acquired title or such interest in such real property, the

Company and its subsidiaries obtained satisfactory confirmations (consisting of policies of title insurance or commitments or binders therefor, opinions of counsel based upon the examination of abstracts, or other evidence deemed appropriate by the Company under the circumstances) confirming the foregoing.  To the best knowledge of the Company, the instruments securing its real estate mortgage loans in favor of the Company and its subsidiaries create valid liens upon the real properties described in such instruments enjoying the priorities intended, subject only to exceptions to title which have no material adverse effect on the value of such interests in relation to the Company and its subsidiaries considered as one enterprise; and at the time the Company and its subsidiaries first acquired an interest in such real estate mortgage loans, the Company and its subsidiaries obtained satisfactory confirmations (consisting of policies of title insurance or commitments or binders therefor, opinions of counsel based upon the examination of abstracts, or other evidence deemed appropriate by the Company under the circumstances).

(xix)       Investment Company Act.  The Company is not required to be registered, and, after giving effect to the offering contemplated hereby and the application of the proceeds thereof as described in the Pre-Pricing Prospectus and the Prospectus, will not be required to be registered, under the Investment Company Act of 1940, as amended (the “1940 Act”).

(xx)        Pending Proceedings and Examinations.  The Registration Statement is not the subject of a pending proceeding or examination under Section 8(d) or 8(e) of the 1933 Act, and the Company is not the subject of a pending proceeding under Section 8A of the 1933 Act in connection with the offering of the Securities.

(xxi)       Disclosure Controls and Procedures.  The Company has established and maintains “disclosure controls and procedures” (as such term is defined in Rule 13a-15(e) and 15d-15(e) under the 1934 Act) that (i) are designed to ensure that material information relating to the Company, including its consolidated subsidiaries, is made known to the Company’s Chief Executive Officer and its Chief Financial Officer by others within those entities, particularly during the periods in which the filings made by the Company with the Commission which it may make under Section 13(a), 13(c) or 15(d) of the 1934 Act are being prepared, (ii) have been evaluated for effectiveness as of the end of the Company’s most recent fiscal year and (iii) are effective at a reasonable assurance level to perform the functions for which they were established.

(xxii)      Internal Control.  The Company has established and maintains “internal control over financial reporting” (as such term is defined in Rule 13a-15(f) and 15d-15(f) under the 1934 Act) that (i) are designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles and (ii) have been evaluated by the management of the Company (including the Company’s Chief Executive Officer and Chief Financial Officer) for effectiveness as of the end of the Company’s most recent fiscal year.  In addition, not later than the date of the filing with the Commission of the Company’s most recent Annual Report on Form 10-K, each of the accountants and the audit committee of the board of directors of the Company had been advised of (x) all significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial information and (y) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal control over financial reporting. Since the date of the most recent evaluation of such controls and procedures, there have been no changes in the Company’s internal control over financial reporting or in other factors that have materially affected or are reasonably likely to materially affect the Company’s internal control over financial reporting.

(xxiii)     Status Under the 1933 Act.  The Company is not an “ineligible issuer” and is a “well-known seasoned issuer,” in each case as defined in the 1933 Act, in each case at the times specified in the 1933 Act in connection with the offering the Securities.

(b)           Any certificate signed by any officer of the Company and delivered to the Representative or to counsel for the Underwriters shall be deemed a representation and warranty by the Company to you as to the matters covered thereby.

Section 2.  Sale and Delivery to Underwriters; Closing.

(a)           On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company agrees to sell to each Underwriter, severally and not jointly, and each Underwriter, severally and not jointly, agrees to purchase from the Company, at a purchase price of $33.84 per share, the number of Initial Securities set forth in Schedule A opposite the name of such Underwriter, plus any additional number of Initial Securities which such Underwriter may become obligated to purchase pursuant to the provisions of Section 10 hereof.

(b)           In addition, on the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company hereby grants an option to each Underwriter, severally and not jointly, to purchase up to an additional 1,800,000 shares of Common Stock at the price set forth in paragraph (a) above; provided that the purchase price for any Option Securities shall be reduced by an amount per share equal to any dividends or distributions declared by the Company and paid or payable on the Initial Securities but not payable on such Option Securities.  The number of Option Securities to be purchased by each Underwriter shall be the number of Option Securities which bears the same ratio to the aggregate number of Option Securities being purchased as the number of Initial Securities set forth opposite the name of such Underwriter in Schedule A hereto (or such number increased as set forth in Section 10 hereof) bears to the aggregate number of Initial Securities being purchased from the Company by the several Underwriters, subject, however, to such adjustments to eliminate any fractional Shares as the Representative in its sole discretion shall make. The option hereby granted may be exercised through and including the 30th day after the date hereof and may be exercised in whole or in part from time to time upon notice by the Representative to the Company setting forth the number of Option Securities as to which the Underwriters are then exercising the option and the time and date of payment and delivery for such Option Securities.  Any such time and date of delivery (a “Date of Delivery”) shall be determined by the

Representative, but shall not be later than seven full business days after the exercise of said option, nor in any event prior to the Closing Time.

(c)           Payment of the purchase price for, and delivery of certificates for, the Securities shall be made at the office of Sullivan & Cromwell LLP, 1888 Century Park East, Suite 2100, Los Angeles, California 90067-1725 or at such other place as shall be agreed upon by you and the Company, at 7:00 a.m., California time, on November 8, 2010, or such other time not later than ten business days after such date as shall be agreed upon by the Representative and the Company (such time and date of payment and delivery being herein called “Closing Time”).  In addition, in the event that any or all of the Option Securities are purchased by the Underwriters, payment of the purchase price for, and delivery of certificates for, such Option Securities shall be made at the above-mentioned offices, or at such other place as shall be agreed upon by the Representative and the Company, on each Date of Delivery as specified in the notice from the Representative to the Company.  Payment shall be made to the Company by wire transfer of immediately available funds to a bank account designated by the Company against delivery to the Representative for the respective accounts of the Underwriters of certificates for the Securities to be purchased by them.  Certificates for the Securities shall be in such denominations and registered in such names as the Representative may request in writing at least one business day before Closing Time or the relevant Date of Delivery, as the case may be.  It is understood that each Underwriter has authorized the Representative, for their account, to accept delivery of, receipt for, and make payment of the purchase price for, the Securities which such Underwriter has agreed to purchase.  Citigroup Global Markets Inc., individually and not as the representative of the Underwriters, may (but shall not be obligated to) make payment of the purchase price for the Securities to be purchased by any Underwriter whose check has not been received by Closing Time, but such payment shall not release such Underwriter from its obligations hereunder.  The certificates for the Securities will be made available for examination and packaging by the Representative not later than 10:00 a.m. on the last business day prior to Closing Time on the relevant Date of Delivery, as the case may be, in New York, New York.

Section 3.  Covenants of the Company.

The Company covenants with each Underwriter as follows:

(a)           Compliance with Securities Regulations and Commission Requests.  The Company will notify the Representative immediately, and confirm the notice in writing (i) of the effectiveness of any post-effective amendment to the Registration Statement, (ii) of the mailing or the delivery to the Commission for filing of the Prospectus or any amendment to the Registration Statement or amendment or supplement to the Prospectus or any Issuer Free Writing Prospectus or any document to be filed pursuant to the 1934 Act during any period when the Prospectus is required to be delivered under the 1933 Act, the 1933 Act Regulations, the 1934 Act or the 1934 Act Regulations in connection with sales of the Securities (or required to be delivered but for Rule 172 of the 1933 Act Regulations) (the “Prospectus Delivery Period”), (iii) of the receipt of any comments or inquiries from the Commission relating to the Registration Statement or the Prospectus, (iv) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for additional information, (v) of the issuance by the Commission of any order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of the Pre-Pricing

Prospectus or the Prospectus, or the initiation of any proceedings for that purpose or pursuant to Section 8A of the 1933 Act, (vi) of the occurrence of any event at any time as a result of which the Prospectus, the Time of Sale Information or any Issuer Free Writing Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances existing when the Prospectus, the Time of Sale Information or any such Issuer Free Writing Prospectus is delivered to a purchaser, not misleading; (vii) of the receipt by the Company of any notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act; and (viii) of the issuance by any state securities commission or other regulatory authority of any order suspending the qualification or the exemption from qualification of the Securities under state securities or Blue Sky laws or the initiation of any proceedings for that purpose.  The Company will make every reasonable effort to prevent the issuance by the Commission of any such order suspending the effectiveness of the Registration Statement, preventing or suspending the use of the Pre-Pricing Prospectus or the Prospectus or suspending any such qualification or exemption of the Securities and, if any such order is issued, to obtain the lifting thereof at the earliest possible moment.  The Company will provide you with copies of the form of Prospectus and each Issuer Free Writing Prospectus, in such numbers as you may reasonably request, and file or transmit for filing with the Commission such Prospectus and each Issuer Free Writing Prospectus to the extent required by Rule 433 of the 1933 Act Regulations in accordance with Rule 424(b) of the 1933 Act Regulations by the close of business in New York on the second business day immediately succeeding the date hereof.  The Company will pay the registration fees for this offering within the time period required by Rule 456(b)(1)(i) of the 1933 Act Regulations (without giving effect to the proviso therein) and in any event prior to Closing Time.

(b)           Filing of Amendments.  During the Prospectus Delivery Period, the Company will give the Representative notice of its intention to file or prepare any amendment to the Registration Statement or any amendment or supplement to the Prospectus (including any revised prospectus which the Company proposes for use by the Underwriters in connection with the offering of the Securities that differs from the prospectus filed with the Commission pursuant to Rule 424(b) of the 1933 Act Regulations, whether or not such revised prospectus is required to be filed pursuant to Rule 424(b) of the 1933 Act Regulations), will furnish the Representative with copies of any such amendment or supplement a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file any such amendment or supplement or use any such prospectus to which the Representative or counsel for the Underwriters shall reasonably object.

(c)           Issuer Free Writing Prospectuses.  Before making, preparing, using, authorizing, approving, referring to or filing any Issuer Free Writing Prospectus related to the Securities, whether before or after the time that the Registration Statement becomes effective, the Company will furnish to the Representative and counsel for the Underwriters a copy of the proposed Issuer Free Writing Prospectus for review and will not make, prepare, use, authorize, approve, refer to or file any such Issuer Free Writing Prospectus to which the Representative reasonably objects.

(d)           Delivery of Registration Statements.  The Company will deliver to the Representative as many signed copies of the Registration Statement as originally filed and of each amendment thereto (including exhibits filed therewith and documents incorporated or deemed to be incorporated by reference therein) as the Representative may reasonably request and will also deliver to the Representative as many conformed copies of the Registration Statement as originally filed and of each amendment thereto (including documents incorporated or deemed to be incorporated by reference therein but without exhibits filed therewith) as the Representative may reasonably request.

(e)           Delivery of Prospectuses.  The Company will furnish to each Underwriter, from time to time during the Prospectus Delivery Period, such number of copies of the Prospectus (as amended or supplemented) as such Underwriter may reasonably request for the purposes contemplated by the 1933 Act or the 1934 Act or the respective applicable rules and regulations of the Commission thereunder.

(f)            Continued Compliance with Securities Laws.  If, at any time during the Prospectus Delivery Period, any event shall occur as a result of which it is necessary, in the opinion of counsel for the Underwriters or counsel for the Company, to amend or supplement the Prospectus in order to make the Prospectus not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, the Company will forthwith amend or supplement the Prospectus (in form and substance satisfactory to counsel for the Underwriters) so that, as so amended or supplemented, the Prospectus will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at the time it is delivered to a purchaser, not misleading, and the Company will furnish to you a reasonable number of copies of such amendment or supplement.  If, in accordance with the preceding sentence, it shall be necessary to amend or supplement the Prospectus at any time subsequent to the expiration of nine months after the first date of the public offering of the Securities, the Underwriters shall bear the expense of preparing, filing and furnishing any such amendment or supplement.  If at any time following issuance of an Issuer Free Writing Prospectus through Closing Time there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement, the Prospectus, any Pre-Pricing Prospectus or the Time of Sale Information or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances prevailing at that subsequent time, not misleading, the Company will promptly notify you and will promptly amend or supplement, at its own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.

(g)           Time of Sale Information.  If at any time prior to Closing Time (A) any event shall occur or condition shall exist as a result of which the Time of Sale Information as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances, not misleading or (B) it is necessary to amend or supplement the Time of Sale Information to comply with law, the Company will immediately notify the Representative thereof and forthwith prepare and, subject to paragraph (c) above, file with the Commission (to the extent required) and furnish to the Underwriters and to such dealers as the Representative may designate, such amendments or supplements to the Time of Sale Information as may be necessary so that the statements in the Time of Sale Information as so amended or supplemented will not, in the light of the circumstances, be misleading or so that the Time of Sale Information will comply with law.

(h)           Blue Sky Qualifications.  The Company will endeavor, in cooperation with the Underwriters, to qualify the Securities for offering and sale under the applicable securities laws of such states and other jurisdictions of the United States as you may designate; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation in any jurisdiction in which it is not so qualified.  In each jurisdiction in which the Securities shall have been so qualified, the Company will file such statements and reports as may be required by laws of such jurisdiction to continue such qualification in effect for as long as may be required for the distribution of the Securities.

(i)            Earnings Statement.  The Company will make generally available to its security holders as soon as practicable, but not later than 90 days after the close of the period covered thereby, an earnings statement (in form complying with the provisions of Rule 158 of the 1933 Act Regulations) covering the twelve month period beginning not later than the first day of the Company’s fiscal quarter next following the “effective date” (as defined in said Rule 158) of the Registration Statement.

(j)            Use of Proceeds.  The Company will use the net proceeds received by it from the sale of the Securities in the manner to be specified in the Prospectus Supplement under “Use of Proceeds.”

(k)           Preparation of Prospectus Supplement.  Immediately following the execution of this Agreement, the Company will prepare a prospectus supplement, dated the date hereof (the “Prospectus Supplement”), containing the terms of the Securities, the plan of distribution thereof and such other information as may be required by the 1933 Act or the 1933 Act Regulations or as the Representative and the Company deem appropriate, and will file or transmit for filing with the Commission in accordance with Rule 424(b) of the 1933 Act Regulations copies of the Prospectus (including such Prospectus Supplement).

(l)            Reporting Requirements.  The Company, during the Prospectus Delivery Period, will file promptly all documents required to be filed with the Commission pursuant to Section 13, 14 or 15 of the 1934 Act within the time periods required by the 1934 Act and the 1934 Act Regulations.

(m)          Lock-up Period.  During a period of 60 days from the date of this Agreement, the Company will not without the prior written consent of the Representative, directly or indirectly (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock or file any registration statement under the 1933 Act relating to any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock, or publicly announce the intention to make any such offer, pledge, sale, contract to sell, purchase, grant, transfer, disposition or filing, or (ii) enter into any swap or other agreement or transaction that transfers, in whole or in part, directly or indirectly, the economic consequences of ownership of Common Stock, whether any such swap, agreement, or other transaction described in (i) or (ii) above is to be settled by delivery of Common Stock, other securities, in cash or otherwise, except for (A) Common Stock issued pursuant to this Agreement, (B) Common Stock issued or options to purchase Common Stock granted pursuant to existing employee benefit plans of the Company, (C) Common Stock issued pursuant to the Company’s existing dividend reinvestment and stock purchase plan, (D) non-managing member units exchangeable for shares of Common Stock issued by subsidiaries of the Company in connection with the acquisition of properties or interests therein (provided that such units referred to in this clause (D) are not exchangeable for Common Stock for at least one year from the date of issuance thereof and the Company does not cause or permit (by waiver or otherwise) the exchange of such units for Common Stock during such one year period), (E) Common Stock issuable upon the exchange of non-managing member units of subsidiaries of the Company outstanding on the date of this Agreement or (F) registration statements filed in connection with future business combination transactions or registration statements on Form S-8 filed to register shares of Common Stock that are issuable pursuant to existing employee benefit plans of the Company.

(n)           Record Retention.  The Company will, pursuant to reasonable procedures developed in good faith, retain copies of each Issuer Free Writing Prospectus that is not filed with the Commission in accordance with Rule 433 of the 1933 Act Regulations.

Section 4.  Payment of Expenses.  The Company will pay all expenses incident to the performance of its obligations under this Agreement, including (i) the printing and filing of the Registration Statement as originally filed and of each amendment thereto, and the Time of Sale Information, the Pre-Pricing Prospectus and the Prospectus and any amendments or supplements thereto and any “Canadian” wrappers, (ii)  the preparation, issuance and delivery of the certificates for the Securities to you, (iii) the fees and disbursements of the Company’s counsel and accountants, (iv) the qualification of the Securities under securities laws in accordance with the provisions of Section 3(h) hereof, including filing fees and the reasonable fee and disbursements of counsel for the Underwriters in connection therewith and in connection with the preparation of a Blue Sky Survey, (v) the printing and delivery to the Underwriters in quantities as hereinabove stated of copies of the Registration Statement as originally filed and of each amendment thereto, the Pre-Pricing Prospectus, any Issuer Free Writing Prospectus and of the Prospectus and any amendments or supplements thereto, (vi) the printing and delivery to you of copies of the Blue Sky Survey, (vii) the fees and expenses incurred in connection with the listing of the Securities on the New York Stock Exchange, and (viii) any fees or expenses of a depositary in connection with holding the securities in book-entry form.

If this Agreement is cancelled or terminated by the Representative in accordance with the provisions of Section 5 or Section 9(a)(i) hereof, the Company shall reimburse you for all of your out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Underwriters.

Section 5.  Conditions of the Underwriters’ Obligations.

The obligations of the Underwriters hereunder are subject to the accuracy of the representations and warranties of the Company herein contained, to the performance by the Company of its obligations hereunder, and to the following further conditions:

(a)           Effectiveness of Registration Statement.  At Closing Time (and, if any Option Securities are purchased, at the relevant Date of Delivery) no order suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act or proceedings therefor initiated or threatened by the Commission pursuant to Rule 401(g)(2) of the 1933 Act Regulations or pursuant to Section 8A of the 1933 Act.  The Prospectus and each Issuer Free Writing Prospectus shall have been filed or transmitted for filing with the Commission pursuant to Rule 424(b) of the 1933 Act Regulations (in the case of an Issuer Free Writing Prospectus, to the extent required by Rule 433 of the 1933 Act Regulations) and prior to the Closing Time the Company shall have provided evidence satisfactory to the Representative of such timely filing or transmittal.

(b)           Opinions.  At Closing Time the Representative shall have received:

(1)           The favorable opinion, or opinions, dated as of Closing Time, of Sullivan & Cromwell LLP, special counsel to the Company, as set forth in Exhibit A hereto.

(2)           The favorable opinion, dated as of Closing Time of Latham & Watkins LLP, special counsel for the Company, in form and scope satisfactory to your counsel and subject to customary assumptions, limitations and exceptions acceptable to your counsel, to the effect that:

(i)           the Company was organized and has operated in conformity with the requirements for qualification as a real estate investment trust under the Internal Revenue Code of 1954 for its taxable years ending December 31, 1985 and 1986 and in conformity with the requirements for qualification as a real estate investment trust under the Code commencing with its taxable year ending December 31, 1987, and its proposed method of operation will enable the Company to continue to meet the requirements for qualification and taxation as a real estate investment trust under the Code; and

(ii)          the statements in the Base Prospectus set forth under the caption “Material United States Federal Income Tax Considerations,” as supplemented by the Prospectus Supplement set forth under the caption “Supplemental Material United States Federal Income Tax Considerations,” insofar as they purport to summarize certain provisions of the statutes or regulations referred to therein, are accurate summaries in all material respects.

(3)           [Reserved]

(4)           The favorable opinion, dated as of Closing Time, of Ballard Spahr LLP, Maryland corporate counsel for the Company, in form and scope satisfactory to counsel for the Underwriters, to the effect that:

(i)           The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Maryland.

(ii)          The Company has the corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Time of Sale Information and the Prospectus.

(iii)         The authorized capital stock of the Company is as set forth in the Base Prospectus under the caption “Description of Capital Stock We May Offer.”

(iv)        The Securities have been duly authorized by all necessary corporate action on the part of the Company under its charter and by laws and the Maryland General Corporation Law (“MGCL”) for issuance and sale to you pursuant to this Agreement and, when issued and delivered by the Company pursuant to this Agreement against payment of the consideration set forth herein, will be validly issued and fully paid and non assessable.  The issuance of such Securities is not subject to preemptive rights under the charter or bylaws of the Company or the MGCL.

(v)         Texas HCP, Inc. has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Maryland and has the corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus.  All of the issued and outstanding shares of capital stock of Texas HCP, Inc. have been duly authorized and validly issued, are fully paid and non assessable and are owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance or claim.

(vi)        The execution and delivery of this Agreement has been duly and validly authorized by all necessary corporate action on the part of the Company under its charter and bylaws and the MGCL.  This Agreement has been duly executed and delivered by the Company.

(vii)       The issuance and sale of the Securities by the Company and the compliance by the Company with the provisions of this Agreement and the consummation of the transactions contemplated hereby, will not result in any violation of the provisions of the charter or bylaws of the Company.

(viii)      The information in the Base Prospectus under the caption “Description of Capital Stock We May Offer—Common Stock” (excluding the fifth sentence under “Common Stock”) and the information under the caption “Certain Provisions of Maryland Law and HCP’s Charter and Bylaws,” as supplemented by the information in the

Company’s Form 10-K for the year ended December 31, 2009 under the caption “Risk Factors—Risks Related to Our Organizational Structure—Certain provisions of Maryland law and our charter and bylaws could hinder, delay or prevent a change in control transaction, even if the transaction involves a premium price for our common stock or our stockholders believe such transaction to be otherwise in their best interests—Maryland Control Share Acquisition Act,” to the extent that it constitutes matters of Maryland corporate law, summaries of legal matters, documents or proceedings, or legal conclusions under Maryland corporate law, has been reviewed by us and is correct in all material respects, and the information under the caption “Description of Capital Stock We May Offer—Transfer and Ownership Restrictions Relating to our Common Stock,” to the extent that it constitutes a summary of the provisions of the Charter of the Company, has been reviewed by us and is correct in all material respects.

(ix)         The Specimen Stock Certificate used to evidence the Securities is in due and proper form.

(x)          No authorization, approval, consent, decree or order of any Maryland court or governmental authority or agency is required under the MGCL for the consummation by the Company of the transactions contemplated by this Agreement or in connection with the sale of the Securities hereunder, except such as may have been obtained or rendered, as the case may be.

In rendering its opinion, Ballard Spahr LLP shall state that each of Sidley Austin LLP, in rendering its opinion pursuant to Section 5(b)(6), and Sullivan & Cromwell LLP, in rendering its opinion pursuant to Section 5(b)(1), may rely upon such opinion as to matters arising under the laws of the State of Maryland.

(5)           Opinion of Company Counsel.  The favorable opinion, dated as of Closing Time, of J. Alberto Gonzalez-Pita, Executive Vice President—General Counsel of the Company, in form and scope satisfactory to counsel for the Underwriters, to the effect that:

(i)           To the best of such counsel’s knowledge and information, the Company is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which its ownership or lease of substantial properties or the conduct of its business requires such qualification, except where the failure to so qualify would not have a material adverse effect on the condition, financial or otherwise, or the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise.

(ii)          To the best of such counsel’s knowledge and information, each Significant Subsidiary of the Company is duly qualified as a foreign corporation, limited liability company or partnership, as the case may be, to transact business and is in good standing in each jurisdiction in which its ownership or lease of substantial properties or the conduct of its business requires such qualification, except where the failure to so qualify and be in good standing would not have a material adverse effect on the condition, financial or otherwise, or the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise.

(iii)         To the best of such counsel’s knowledge and information, no material default exists in the due performance or observance by the Company or any of its subsidiaries of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other instrument described or referred to in the Registration Statement, the Time of Sale Information or the Prospectus or filed as an exhibit thereto or incorporated by reference therein which would have a material adverse effect on the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise.

(iv)        To the best of such counsel’s knowledge and information, there are no contracts, indentures, mortgages, loan agreements, notes, leases or other instruments or documents required to be described or referred to in the Registration Statement, the Time of Sale Information or the Prospectus or to be filed as exhibits thereto other than those described or referred to therein or filed or incorporated by reference as exhibits thereto and the descriptions thereof or references thereto are correct.

(v)         The authorized, issued and outstanding capital stock of the Company is as set forth in the Prospectus under “Capitalization” (except for subsequent issuances, if any, pursuant to reservations, agreements, dividend reinvestment plans or employee or director stock plans referred to in the Prospectus), and the shares of issued and outstanding Common Stock and Preferred Stock have been duly authorized and validly issued and are fully paid and non-assessable.

(vi)        The issue and sale of the Securities and the compliance by the Company with the provisions of this Agreement and the consummation of the transactions contemplated herein will not, to the best of such counsel’s knowledge and information, result in any material violation of any order applicable to the Company of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties.

(vii)       To the best of such counsel’s knowledge and information, there are no legal or governmental proceedings pending or threatened which are required to be disclosed in the Time of Sale Information or the

Prospectus or otherwise incorporated by reference therein that are not so disclosed.

(6)           The favorable opinion, dated as of Closing Time, of Sidley Austin LLP, counsel to the Underwriters, with respect to such matters as the Representative may reasonably request.  In rendering such opinion, Sidley Austin LLP may rely upon the opinion of Ballard Spahr LLP, rendered pursuant to Section 5(b)(4), as to matters arising under the laws of the State of Maryland.

(7)           In giving its opinion required by subsection (b)(6) of this Section, Sidley Austin LLP shall additionally state that no facts have come to its attention that have caused it to believe that the Registration Statement, at the time of its effective date and at the date of the Prospectus Supplement, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, that the Time of Sale Information, at the Time of Sale, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Prospectus, as of the date of the Prospectus Supplement or at Closing Time, included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; it being understood that such counsel shall express no belief with respect to (i) the financial statements, schedules and other financial data included or incorporated by reference in or omitted from the Registration Statement, the Time of Sale Information or the Prospectus or (ii) any Form T-1.

In giving their opinions, Sullivan & Cromwell LLP, J. Alberto Gonzalez-Pita, Ballard Spahr LLP and Sidley Austin LLP may rely, to the extent recited therein, (A) as to all matters of fact, upon certificates and written statements of officers of the Company, and (B) as to the qualification and good standing of the Company and each Significant Subsidiary to do business in any state or jurisdiction, upon certificates of appropriate government officials.

(c)           Officers’ Certificate.  At Closing Time there shall not have been, since the date hereof or since the respective dates as of which information is given in the Registration Statement and the Prospectus or the Time of Sale Information, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, and you shall have received a certificate of the President or a Vice President of the Company and of the chief financial or chief accounting officer of the Company, dated as of Closing Time, to the effect that (i) there has been no such material adverse change, (ii) the representations and warranties in Section 1 hereof are true and correct with the same force and effect as though expressly made at and as of Closing Time, (iii) the Company has performed or complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to Closing Time, (iv) no order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been initiated or, to the best knowledge and information of such officer, threatened by the Commission, (v) no examination pursuant to Section 8(c) of the 1933 Act concerning the Registration Statement has been initiated by the Commission, and (vi) the Company has not become the subject of a proceeding under Section 8A of the 1933 Act in connection with the offering of the Securities.  As used in this Section 5(c), the term “Prospectus” means the Prospectus in the form first used to confirm sales of the Securities.

(d)           Accountants’ Comfort Letters.  At the time of the execution of this Agreement, the Representative shall have received from each of Ernst & Young LLP and Deloitte & Touche LLP letters, dated such date, in form and substance satisfactory to the Representative, containing statements and information of the type ordinarily included in accountants “comfort letters” to underwriters with respect to financial statements and financial information included and incorporated by reference in the Registration Statement, the Time of Sale Information and the Prospectus (including, without limitation, the pro forma financial statements) and each substantially in the same form as the draft letter previously delivered to and approved by the Representative.

(e)           Bring-down Comfort Letters.  At Closing Time, the Representative shall have received from each of Ernst & Young LLP and Deloitte & Touche LLP letters, dated as of Closing Time, to the effect that they reaffirm the statements made in their respective letters furnished pursuant to subsection (d) of this Section, except that the specified date referred to therein shall be a date not more than three business days prior to Closing Time.

(f)            Additional Documents.  At Closing Time, and each Date of Delivery, counsel for the Underwriters shall have been furnished with such documents and opinions as they may reasonably require for the purpose of enabling them to pass upon the issuance and sale of the Securities as herein contemplated and related proceedings, or in order to evidence the accuracy and completeness of any of the representations and warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company in connection with the issuance and sale of the Securities as herein contemplated shall be satisfactory in form and substance to the Representative and counsel for the Underwriters.

(g)           Listing.  At Closing Time, the Securities shall have been duly listed, subject to notice of issuance, on the New York Stock Exchange.

(h)           Lock-up Agreements.  You shall have received an agreement substantially in the form heretofore agreed to with the Representative signed by the persons listed on Schedule B hereto, dated as of the date of this Agreement.

(i)            Option To Purchase Additional Securities.  In the event the Underwriters exercise the option provided in Section 2 hereof to purchase all or any portion of the Option Securities, the representations and warranties of the Company contained herein and the statements in any certificates furnished by the Company hereunder shall be true and correct as of each Date of Delivery, and you shall have received:

(1)   The favorable opinion of Sullivan & Cromwell LLP, special counsel for the Company, in form and substance satisfactory to your counsel, dated such Date of Delivery, relating to the Option Securities and otherwise to the same effect as the opinion required by Section 5(b)(1) hereof.

(2)   The favorable opinion of Latham & Watkins LLP, special counsel for the Company, in form and substance satisfactory to your counsel, dated such Date of Delivery, reaffirming their opinion delivered at Closing Time pursuant to Section 5(b)(2) hereof.

(3)   The favorable opinion of Ballard Spahr LLP, Maryland corporate counsel for the Company, in form and substance satisfactory to your counsel, dated such Date of Delivery, relating to the Option Securities and otherwise to the same effect as the opinion required by Section 5(b)(4) hereof.

(4)   The favorable opinion of J. Alberto Gonzalez-Pita, Executive Vice President—General Counsel of the Company, in form and substance satisfactory to your counsel, dated such Date of Delivery, reaffirming his opinion delivered at Closing Time pursuant to Section 5(b)(5) hereof.

(5)   The favorable opinion of Sidley Austin LLP, counsel for the Underwriter, dated such Date of Delivery, relating to the Option Securities and otherwise to the same effect as the opinion required by Sections 5(b)(6) and 5(b)(7) hereof.

(6)   A certificate of the President or a Vice President of the Company and the chief financial or chief accounting officer of the Company, dated such Date of Delivery, confirming that the certificate delivered at Closing Time pursuant to Section 5(c) hereof remains true and correct as of such Date of Delivery.

(7)   Letters from each of Ernst & Young LLP and Deloitte & Touche LLP, in form and substance satisfactory to you, dated such Date of Delivery, substantially the same in scope and substance as the letters furnished to you pursuant to Section 5(e) hereof except that the “specified date” in the letters furnished pursuant to this subsection shall be a date not more than three business days prior to such Date of Delivery.

If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by the Representative by notifying the Company at any time at or prior to Closing Time, and such termination shall be without liability of any party to any other party except as provided in Section 4 hereof.  Notwithstanding any such termination, the provisions of Sections 1, 4, 6, 7 and 8 shall remain in effect.

Section 6.  Indemnification.

(a)           Indemnification of the Underwriters.  The Company agrees to indemnify and hold harmless each Underwriter, its directors, officers and agents, and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, as follows:

(i)           against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), or any omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact contained in the Pre-Pricing Prospectus or the Prospectus (or any amendment or supplement thereto), or any Issuer Free Writing Prospectus or any Time of Sale Information or any “issuer information” (as defined in Rule 433(h) under the 1933 Act) filed or required to be filed pursuant to Rule 433(a) under the 1933 Act, or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(ii)          against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, if such settlement is effected with the written consent of the Company; and

(iii)         against any and all expense whatsoever, as incurred (including, subject to Section 6(c) hereof, the fees and disbursements of counsel chosen by the Representative), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above;

provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representative expressly for use in the Registration Statement (or any amendment thereto) or the Prospectus or any Pre-Pricing Prospectus (or any amendment or supplement thereto), or any Issuer Free Writing Prospectus or any Time of Sale Information, or made in reliance upon the Trustee’s Form T-1 filed as an exhibit to the Registration Statement.

(b)           Indemnification of the Company, Directors and Officers.  Each Underwriter agrees to indemnify and hold harmless the Company, its directors, each of its officers who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto)

or the Prospectus or any Pre-Pricing Prospectus (or any amendment or supplement thereto) or any Issuer Free Writing Prospectus or any Time of Sale Information in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representative expressly for use therein.

(c)           Actions Against Parties; Notification.  Each indemnified party shall give written notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement.  In the case of parties indemnified pursuant to Section 6(a) above, counsel to the indemnified parties shall be selected by the Representative, and, in the case of parties indemnified pursuant to Section 6(b) above, counsel to the indemnified parties shall be selected by the Company.  An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party.  In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances.  No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under Section 6 or Section 7 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(d)           Settlement without Consent if Failure to Reimburse.  If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 6(a)(ii) effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

(e)           EDGAR.  For purposes of this Section 6, all references to the Registration Statement, any Pre-Pricing Prospectus, Issuer Free Writing Prospectus or the Prospectus, or any amendment or supplement to any of the foregoing, shall be deemed to include, without limitation, any electronically transmitted copies thereof filed with the Commission pursuant to EDGAR.

Section 7.  Contribution.  If the indemnification provided for in Section 6 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and the Underwriters, on the other hand, from the offering of the Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, on the one hand, and of the Underwriters, on the other hand, in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

The relative benefits received by the Company, on the one hand, and the Underwriters, on the other hand, in connection with the offering of the Securities pursuant to this Agreement shall be deemed to be in the same respective proportions that the total net proceeds from the offering of the Securities pursuant to this Agreement (before deducting expenses) received by the Company and the total underwriting discount received by the Underwriters, in each case as set forth on the cover of the Prospectus Supplement, bear to the aggregate public offering price of the Securities as set forth on such cover.

The relative fault of the Company, on the one hand, and the Underwriters, on the other hand, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 7.  The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 7 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

Notwithstanding the provisions of this Section 7, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it were offered exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission.

No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

For purposes of this Section 7, each agent of an Underwriter, and each person, if any, who controls an Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as such Underwriter, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Company.

Section 8.  Representations, Warranties and Agreements to Survive Delivery.  All representations, warranties and agreements contained in this Agreement, or contained in certificates of officers of the Company submitted pursuant hereto, shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or any controlling person, or by or on behalf of the Company, and shall survive delivery of the Securities to the Underwriters.

Section 9.  Termination.

(a)           The Representative may terminate this Agreement, by notice to the Company, at any time at or prior to Closing Time (and, if any Option Securities are to be purchased on a Date of Delivery which occurs after the Closing Time, the Representative may terminate the obligation to purchase such Securities, by notice to the Company, at any time on or prior to such Date of Delivery) (i) if there has been since the date of this Agreement or since the respective dates as of which information is given in the Prospectus or the Time of Sale Information, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, (ii) if there has occurred any material adverse change in the financial markets in the United States, any outbreak of hostilities or other calamity or crisis or change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which on the financial markets of the United States is such as to make it, in the judgment of the Representative, impracticable to market the Securities or enforce contracts for the sale of the Securities, (iii) if trading in any securities of the Company has been suspended by the Commission or a national securities exchange, or if trading generally on either the American Stock Exchange or the New York Stock Exchange or in the NASDAQ Global Market has been suspended, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices for securities have been required, by either of said exchanges or by the NASDAQ Global Market or by order of the Commission, the Financial Industry Regulatory Authority or any other governmental authority, or a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States, or (iv) if a banking moratorium has been declared by either federal, New York, Maryland or California authorities.  As used in this Section 9(a), the term “Prospectus” means the Prospectus in the form first used to confirm sales of the Securities.

(b)           If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party except as provided in Section 4 hereof.  Notwithstanding any such termination, the provisions of Sections 4, 6, 7 and 8 shall remain in effect.

Section 10.  Default by One or More of the Underwriters.  If one or more of the Underwriters shall fail at Closing Time to purchase the Securities which it or they are obligated to purchase under this Agreement (the “Defaulted Securities”), the Representative shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the Representative shall not have completed such arrangements within such 24 hour period, then:

(a)           if the number of Defaulted Securities does not exceed 10% of the total number of Securities to be purchased on such date, each of the non defaulting Underwriters shall be obligated, severally and not jointly, to purchase the full amount thereof in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all non defaulting Underwriters, or

(b)           if the number of Defaulted Securities exceeds 10% of the total number of Securities to be purchased on such date, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter.

No action taken pursuant to this Section shall relieve any defaulting Underwriter from liability in respect of its default.

In the event of any such default which does not result in a termination of this Agreement, either the Representative, on the one hand, or the Company, on the other hand, shall have the right to postpone Closing Time for a period not exceeding seven days in order to effect any required changes in the Registration Statement or Prospectus or in any other documents or arrangements.  As used herein, the term “Underwriter” includes any person substituted for an Underwriter under this Section 10.

Section 11.  Certain Agreements of the Underwriters.  Each Underwriter hereby represents and agrees that:

(a)           It has not and will not use, authorize use of, refer to, or participate in the plan for use of, any “free writing prospectus,” as defined in Rule 405 of the 1933 Act Regulations other than (i) a free writing prospectus that, solely as a result of use by the Underwriter, would not trigger an obligation to file such free writing prospectus with the Commission pursuant to Rule 433 of the 1933 Act Regulations, (ii) any Issuer Free Writing Prospectus listed on Exhibit C or prepared pursuant to Section 1(a)(iii) or Section 3(c) above (including any electronic road show), or (iii) any free writing prospectus prepared by such Underwriter and approved in writing by the Company in advance of the use of such free writing prospectus.

(b)           It is not subject to any pending proceeding under Section 8A of the 1933 Act with respect to the offering (and will promptly notify the Company if any such proceeding against it is initiated during the Prospectus Delivery Period).

Section 12.  Notices.

Unless otherwise provided herein, all notices required under the terms and provisions hereof shall be in writing, either delivered by hand, by mail or by telecopier, and any such notice shall be effective when received at the address specified below.

If to the Company:

HCP, Inc.
3760 Kilroy Airport Way, Suite 300
Long Beach, California 90806
Attention: Legal Department
Facsimile: (562) 733-5200

With a copy (which shall not constitute notice) to:

Alison S. Ressler, Esq.
Patrick S. Brown, Esq.
Sullivan & Cromwell LLP
1888 Century Park East
Los Angeles, California 90067-1725
Facsimile: (310) 712-8800

If to the Underwriters, delivered via telecopier with a confirmation copy mailed to the address set forth below:

Citigroup Global Markets Inc.
388 Greenwich Street
New York, New York 10013
Facsimile: (212) 816-7912
Attention: General Counsel

With a copy (which shall not constitute notice) to:

Paul C. Pringle, Esq.
Sharon R. Flanagan, Esq.

Sidley Austin LLP
555 California Street, Suite 2000
San Francisco, California 94104-1715
Facsimile: (415) 772-7400

or at such other address as such party may designate from time to time by notice duly given in accordance with the terms of this Section 12.

Section 13.  Parties.  This Agreement shall inure to the benefit of and be binding upon the Underwriters and the Company and their respective successors.  Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriters and the Company and their respective successors and the controlling persons and the officers and directors referred to in Sections 6 and 7 hereof and their heirs and legal representatives any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained.  This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Underwriters and the Company and their respective successors, and said controlling persons and said officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation.  No purchaser of Securities from any Underwriter shall be deemed to be a successor merely by reason of such purchase.

Section 14.  Governing Law and Time.  This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed in such State.  Unless stated otherwise, all specified times of day refer to New York City time.

Section 15.  No Advisory or Fiduciary Relationship.  The Company acknowledges and agrees that (i) the purchase and sale of the Securities pursuant to this Agreement are arm’s-length commercial transactions between the Company, on the one hand, and the Underwriters, on the other hand, (ii) in connection with the offering contemplated hereby and the process leading to such transaction each Underwriter is and has been acting solely as a principal and is not the agent or fiduciary of the Company or its stockholders, creditors, employees or any other party, (iii) no Underwriter has assumed or will assume an advisory or fiduciary responsibility in favor of the Company with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company on other matters) and no Underwriter has any obligation to the Company with respect to the offering contemplated hereby except the obligations expressly set forth in this Agreement, (iv) the Underwriters and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company, and (v) no Underwriter has provided any legal, financial, accounting, regulatory or tax advice with respect to the offering contemplated hereby and the Company has consulted its own legal, financial, accounting, regulatory and tax advisors to the extent it deemed appropriate.

Section 16.  Other Provisions.  This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company and the Underwriters, or any of them, with respect to the subject matter hereof.

The Company and each of the Underwriters hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement between the Underwriters and the Company in accordance with its terms.

Very truly yours,

HCP, INC.

		By:		/s/ Thomas M. Herzog
			Name:	Thomas M. Herzog
			Title:	Executive Vice President and
Chief Financial Officer

CONFIRMED AND ACCEPTED,
as of the date first above written:

Citigroup Global Markets Inc.

By:	/s/ Julian Allen
Authorized Signatory

For itself and as Representative of the other Underwriters named in Schedule A hereto.

SCHEDULE A

Name of Underwriter	Number of Initial Securities
Citigroup Global Markets Inc.	2,790,000
Goldman, Sachs & Co.	1,500,000
J.P. Morgan Securities LLC	1,500,000
Barclays Capital Inc.	570,000
Credit Agricole Securities (USA) Inc.	570,000
Credit Suisse Securities (USA) LLC	570,000
Merrill Lynch, Pierce, Fenner & Smith Incorporated	570,000
RBS Securities Inc.	570,000
USB Securities LLC	570,000
Wells Fargo Securities, LLC	570,000
Morgan Stanley & Co. Incorporated	360,000
CSCA Capital Advisors, LLC	540,000
Scotia Capital (USA) Inc.	360,000
SunTrust Robinson Humphrey, Inc.	360,000
BNY Mellon Capital Markets, LLC	240,000
PNC Capital Markets LLC	240,000
Morgan Keegan & Company, Inc.	120,000
Total	12,000,000

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SCHEDULE B

Names of Officers and Directors to Sign Lock-ups

Directors

1.                                       Christine N. Garvey

2.                                       David B. Henry

3.                                       Lauralee E. Martin

4.                                       Michael D. McKee

5.                                       Harold M. Messmer, Jr.

6.                                       Peter L. Rhein

7.                                       Kenneth B. Roath

8.                                       Richard M. Rosenberg

9.                                       Joseph P. Sullivan

Officers

10.                                 James F. Flaherty III, Chairman, Chief Executive Officer and President

11.                                 Paul F. Gallagher — Executive Vice President, Chief Investment Officer

12.                                 Edward J. Henning, Esq. — Executive Vice President

13.                                 J. Alberto Gonzalez-Pita, Executive Vice President—General Counsel and Corporate Secretary

14.                                 Thomas Klaritch — Executive Vice President

15.                                 Thomas M. Herzog — Executive Vice President—Chief Financial Officer

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EXHIBIT A

November 8, 2010

Citigroup Global Markets Inc.
388 Greenwich Street
New York, New York 10013

As Representative of the several Underwriters

Ladies and Gentlemen:

This is with reference to the registration under the Securities Act of 1933 (the “Securities Act”) of 12,000,000 shares (the “Securities”) of the Company’s Common Stock, par value $1.00 per share (the “Common Stock”), of HCP, Inc., a Maryland corporation (the “Company”).

The Registration Statement relating to the Common Stock (File No. 333-161721) was filed on Form S-3 in accordance with procedures of the Securities and Exchange Commission (“Commission”) permitting a delayed or continuous offering of securities pursuant thereto and, if appropriate, a post-effective amendment, documents incorporated by reference therein or prospectus supplement that provides information relating to the terms of the Securities and the manner of their distribution.  The Securities have been offered by the Prospectus dated September 4, 2009 (the “Basic Prospectus”), as supplemented by the Prospectus Supplement dated November 3, 2010 (the “Prospectus Supplement”), which updates or supplements certain information contained in the Basic Prospectus.  The Basic Prospectus, as supplemented by the Prospectus Supplement, does not necessarily contain a current description of the Company’s business and affairs since, pursuant to Form S-3, it incorporates by reference certain documents filed with the Commission that contain information as of various dates.

As special counsel to the Company, we reviewed the Registration Statement, the Basic Prospectus, the Prospectus Supplement and the preliminary prospectus supplement dated

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November 2, 2010 (the preliminary prospectus supplement, taken together with the Basic Prospectus, being referred to herein as the “Pricing Disclosure Package”), and participated in discussions with your representatives and those of the Company, its accountants and special tax counsel to the Company.  Between the date of the Prospectus Supplement and the time of delivery of this letter, we participated in further discussions with your representatives and those of the Company, its accountants and special tax counsel to the Company concerning certain matters relating to the Company and reviewed certificates of certain officers of the Company, and a letter addressed to you from the Company’s accountants.  On the basis of the information that we gained in the course of the performance of the services referred to above, considered in the light of our understanding of the applicable law (including the requirements of Form S-3 and the character of the prospectus contemplated thereby) and the experience we have gained through our practice under the Securities Act, we confirm to you that, in our opinion, each part of the Registration Statement, when such part became effective, and the Basic Prospectus, as supplemented by the Prospectus Supplement, as of the date of the Prospectus Supplement, appeared on their face to be appropriately responsive, in all material respects relevant to the offering of the Securities, to the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder.  Also, we confirm to you that the statements made under the caption “Underwriting” in the Prospectus Supplement, insofar as they relate to the Underwriting Agreement, dated November 3, 2010, between the Company and you, constitute a fair and accurate summary of such provisions in all material respects.

Further, nothing that came to our attention in the course of such review has caused us to believe that, insofar as relevant to the offering of the Securities,

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(a)                                  any part of the Registration Statement, when such part became effective, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading, or

(b)                                 the Pricing Disclosure Package as of 8:25 a.m. (Eastern Daylight Time) on November 3, 2010 (which you have informed us is prior to the time of the first sale of the Securities by you), when considered together with the information contained on Exhibit A, contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or

(c)                                  the Basic Prospectus, as supplemented by the Prospectus Supplement, as of the date of the Prospectus Supplement, contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

We also advise you that nothing that came to our attention in the course of the procedures described in the second sentence of the preceding paragraph has caused us to believe that (a) the Basic Prospectus, as supplemented by the Prospectus Supplement, or (b) the Pricing Disclosure Package, when considered together with the information contained on Exhibit A, as of the time of delivery of this letter, contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

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The limitations inherent in the independent verification of factual matters and the character of determinations involved in the registration process are such, however, that we do not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement, the Prospectus Supplement or the Pricing Disclosure Package, except to the extent specifically noted in the fourth sentence of the second preceding paragraph.  Also, we do not express any opinion or belief as to the financial statements or other financial data contained in the Registration Statement, the Prospectus Supplement or the Pricing Disclosure Package, or as to any report of management’s assessment of the effectiveness of internal control over financial reporting, as included in the Registration Statement, the Prospectus Supplement or the Pricing Disclosure Package.

This letter is furnished by us, as special counsel for the Company, to you, as Representative of the Underwriters, solely for the benefit of the Underwriters in their capacity as such, and may not be relied upon by any other person.  This letter may not be quoted, referred to or furnished to any purchaser or prospective purchaser of the Securities and may not be used in furtherance of any offering or sale of the Securities.

Very truly yours,

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November 8, 2010

Citigroup Global Markets Inc.
388 Greenwich Street
New York, New York 10013

As Representative of the several Underwriters

Ladies and Gentlemen:

In connection with the purchase today by you pursuant to the Underwriting Agreement, dated November 3, 2010 (the “Underwriting Agreement”), between HCP, Inc., a Maryland corporation (the “Company”), and you of 12,000,000 shares (the “Securities”) of the Company’s Common Stock, par value $1.00 per share (the “Common Stock”), we, as special counsel for the Company, have examined such corporate records, certificates and other documents, and such questions of law, as we have considered necessary or appropriate for the purposes of this opinion.  Upon the basis of such examination, it is our opinion that:

(1)           The issuance of the Securities and the sale of the Securities by the Company to you pursuant to the Underwriting Agreement do not (i) violate any Federal law of the United States or law of the State of California applicable to the Company or (ii) result in a default under or a breach of the agreements listed on Schedule A to this opinion; provided, however, that for purposes of this paragraph, we express no opinion with respect to Federal or state securities laws, other antifraud laws, fraudulent transfer laws and the Employee Retirement Income Security Act of 1974 and related laws.

(2)           All regulatory consents, authorizations, approvals and filings required to be obtained or made by the Company under the Federal laws of the United States and the laws of the State of California for the issuance, sale and delivery of the Securities by the Company to you have been obtained or made; provided, however, that for purposes of this paragraph, we

5

express no opinion with respect to Federal or state securities laws, other antifraud laws, fraudulent transfer laws and the Employee Retirement Income Security Act of 1974 and related laws; provided, further, that insofar as performance by the Company of its obligations under the Underwriting Agreement is concerned, we express no opinion as to bankruptcy, insolvency, reorganization, moratorium or similar laws of general applicability relating to or affecting creditors’ rights.

(3)           The Company is not, and after giving effect to the offering and sale of the Securities, will not be, required to register as an “investment company” under the United States Investment Company Act of 1940, as amended.

(4)           The Registration Statement (File No. 333-161721) has become effective under the Securities Act of 1933, as amended (the “Securities Act”); the filing of the Prospectus Supplement, dated November 3, 2010 has been made in the manner and within the time period required by Rule 424(b) (without reference to Rule 424(b)(8)); and no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose are, to our knowledge, pending or threatened before the Securities and Exchange Commission.  For the purpose of this paragraph 4, we have relied solely on oral statements from a representative of the staff of the Securities and Exchange Commission that no such stop order has been issued or such proceeding is pending or threatened.

(5)           The documents incorporated by reference in the Prospectus (other than the financial statements and supporting schedules included therein or omitted therefrom, as to which we express no opinion), when they were filed or when they became effective with the Securities and Exchange Commission, as the case may be, complied as to form in all material respects with

6

the requirements of the Securities Act and the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Securities and Exchange Commission thereunder.

Capitalized terms used but not defined herein shall have the meanings set forth in the Underwriting Agreement.

The foregoing opinion is limited to the Federal laws of the United States and the laws of the State of California, and we are expressing no opinion as to the effect of the laws of any other jurisdiction.

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We have relied as to certain matters upon information obtained from public officials, officers of the Company and other sources believed by us to be responsible, and we have assumed that the certificates for the Securities conform to the specimen thereof examined by us and have been duly countersigned by a transfer agent and duly registered by a registrar of the Securities, and that the signatures on all documents examined by us are genuine, assumptions which we have not independently verified.

Very truly yours,

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SCHEDULE A

MATERIAL AGREEMENTS

1.                                       That certain indenture, dated as of September 1, 1993, between the Company and The Bank of New York, as Trustee, for debt securities;

2.                                       That certain First Supplemental Indenture, dated as of November 4, 1999, between the Company and The Bank of New York, as Trustee;

3.                                       That certain Cross-Collateralization, Cross-Contribution and Cross-Default Agreement, dated as of July 20, 2000, by HCP Medical Office Buildings II, LLC, and Texas HCP Medical Office Buildings, L.P., for the benefit of First Union National Bank;

4.                                       That certain Cross-Collateralization, Cross-Contribution and Cross-Default Agreement, dated as of August 31, 2000, by HCP Medical Office Buildings I, LLC, and Meadowdome, LLC, for the benefit of First Union National Bank;

5.                                       That certain Credit Agreement, dated as of August 1, 2007, among the Company, the lenders party thereto, Bank of America, N.A., as Administrative Agent, Banc of America Securities LLC, Barclays Bank PLC and UBS Securities LLC, as Joint Lead Arrangers, Banc of America Securities LLC, Barclays Capital and UBS Securities LLC, as Joint Bookrunners, UBS Securities LLC, as Syndication Agent, and Barclays Bank PLC, JPMorgan Chase Bank, N.A. and Wachovia Bank, National Association, as Co-Documentation Agents; and

6.                                       That certain Credit Agreement, dated as of August 1, 2007, among the Company, the lenders party thereto, Bank of America, N.A., as Administrative Agent, Swing Line Lender, L/C Issuer and Alternative Currency Fronting Lender, Banc of America Securities LLC., and UBS Securities LLC, as Joint Lead Arrangers, Banc of America Securities LLC, UBS Securities LLC, and Barclays Capital, as Joint Bookrunners, UBS Securities LLC, as Syndication Agent, Barclays Bank PLC, Citicorp North America, Inc. Credit Suisse, Cayman Islands Branch, Goldman Sachs Credit Partners L.P., JPMorgan Chase Bank, N.A., Wachovia Bank, National Association, and Wells Fargo Bank, N.A., as Co-Documentation Agents, and The Bank of Nova Scotia, Calyon New York Branch, Key Bank National Association, Merrill Lynch Bank USA, The Royal Bank of Scotland PLC, and Suntrust Bank, as Senior Managing Agents.

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EXHIBIT B

Time of Sale Information

Public offering price:	$35.25 per share

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EXHIBIT C

Issuer Free Writing Prospectuses:	None

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